Exhibit 10.4

AMENDMENT #1

TO THE SUBSIDIARY GUARANTEE DATED JULY 7, 2016

This Amendment, dated May 19, 2017 (the “Amendment”), is entered into by and between each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Guarantors”), and Iconic Holdings, LLC, a Delaware LLC (together with permitted assigns, the “Secured Parties”).

WHEREAS, the Guarantors and the Secured Parties entered that certain Subsidiary Guarantee (the “Guarantee”) dated July 7, 2016;

WHEREAS, HealthLynked Corp. (the “Company”) is requesting additional funding from the Secured Parties;

WHEREAS, the Secured Parties agree to extend the additional loan subject to the execution and delivery of this Amendment to the Guarantee;

NOW THEREFORE, the parties agree the Guarantee shall now also include the new loan to the Company evidenced by an eight month $111,000 Fixed Convertible Promissory Note (“Note 2”) dated May 22, 2017.

ALL OTHER TERMS AND CONDITIONS OF THE AGREEMENT REMAIN IN FULL FORCE AND EFFECT.

Please indicate acceptance and approval of this amendment dated May 19, 2017 by signing below:

/s/ George O’Leary	/s/ Michael Sobeck
Naples Women’s Center	Iconic Holdings, LLC

By: George O’Leary	By: Michael Sobeck

Its: CFO	Its: Manager